Exhibit 10.11

PENTAIR LTD.

OUTSIDE DIRECTORS NONQUALIFIED STOCK OPTION PLAN

(as amended through September 28, 2012)

1. Purpose. The purposes of this Plan are to (i) encourage stock ownership by Outside Directors of the Company through the granting of nonqualified stock options to purchase shares of Pentair Ltd. Common Shares, provide an incentive to the directors to continue to serve the Company and aid the Company in continuing to attract qualified director candidates.

Options granted under the Plan will not meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The exercise of options is necessarily speculative, and the Company gives no assurance as to the future value of Stock.

The Plan terminated on January 15, 2008.

2. Definitions.

a. “Company” means (1) prior to September 28, 2012, Pentair, Inc. and (2) on and after September 28, 2012, Pentair Ltd., and, in each case, any first-tier or second-tier subsidiary, including a joint venture partially owned by a subsidiary.

b. “Board” means (1) prior to September 28, 2012, the Board of Directors of Pentair, Inc. and (2) on and after September 28, 2012, the Board of Directors of Pentair Ltd.

c. “Plan” means the Outside Directors Nonqualified Stock Option Plan.

d. “Optionee” means an Outside Director who has entered into an option agreement.

e. “Outside Director” means any member of the Board who is not also an employee of the Company.

f. “Stock” means (1) prior to September 28, 2012, the common stock of Pentair, Inc. and (2) on and after September 28, 2012, Pentair Ltd. Common Shares.

3. Administration. The Plan shall be administered by the Board.

4. Grants to Directors. Each Outside Director shall be given annually a fixed number of options to acquire Stock as provided in Section 5. When an individual who has not previously been an Outside Director first joins the Board, he or she shall receive a one-time grant of options as provided in Section 5. In addition, as of the Plan’s effective date, each Outside Director shall receive a one-time option grant. The number of shares to be covered by each option and the terms of such options shall be governed by the provisions of the Plan. Each time an Outside Director is granted an option, he or she shall be notified and given an option agreement for purposes of accepting the grant of options.

5. Grant of Option.

a. Number of Shares. Subject to the provisions of Article 12, the maximum number of shares as to which options may be granted under the Plan shall be 1,155,000 shares of Stock.

b. Determination of Grant.

(i) One-Time Grant. Each individual who is an Outside Director on the Plan’s effective date shall receive a one-time grant of options to purchase five thousand (5,000) shares of Stock.

(ii) Initial Grants. Each individual who does not receive a grant under Section 5b(i) and who is elected to the Board after the Plan’s effective date shall receive a one-time grant of options to purchase five thousand (5,000) shares of Stock.

(iii) Ongoing Grants. For each calendar year an individual is an Outside Director, he or she shall receive a grant of options to purchase five thousand (5,000) shares of Stock.

c. Option Term and Vesting. Each option granted shall be exercisable only within ten (10) years from the date of grant and shall be first exercisable for one-third of the number of shares for which options were granted following the first anniversary of the date of grant, an additional one-third following the second anniversary and the final one-third following the third anniversary.

d. Reload Options. Options granted under the Plan with ten (10) year terms which are exercised by a stock swap not later than the fifth anniversary of the date of grant are eligible for the grant of a reload option. Any such reload option shall be equal to the number of shares surrendered for purposes of exercising a qualifying option. The reload options shall be for a term equal to the remainder of the original term of the option to which the reload option relates and shall have an exercise price not less than the fair market value of Stock, determined as of the date the reload options are granted.

The grant of reload options pursuant to the provisions of this Article 5(c) shall be automatic and each eligible Optionee will be notified and given an opportunity to accept an option agreement. Grants of reload options shall be subject to the maximum number of shares authorized and available under the Plan as described in Article 5(a).

e. Exercise Price. The price to be paid upon the exercise of each option granted under the Plan shall be no less than the fair market value of Stock, determined as of the date the option is granted.

f. Fair Market Value. For purposes of this Article 5, the fair market value of Stock shall mean the closing price of a share of Stock on the relevant date as reported by the New York Stock Exchange, or as otherwise determined using procedures established by the Board.

g. Amendments to Article 5. The provisions of this Article 5 may not be amended more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules and regulations promulgated under either of them.

6. Effective Date and Period of Plan. The Plan is effective for a period of ten (10) years from January 15, 1998.

7. Period of Option. The term of any option issued pursuant to the Plan shall not exceed ten (10) years from the date granted (or in the case of an option granted pursuant to Article 12, ten (10) years from the date the substituted option was granted by the predecessor corporation). An option term may extend beyond the termination of this Plan.

Each option shall become exercisable at such time or times and in the manner provided in the Plan, as may be amended thereafter, providing such amendment does not postpone exercise of then outstanding options.

8. Termination.

a. Death or Permanent Disability of Optionee. In the event of death or permanent disability of an Optionee while a member of the Board, and prior to the time an option has been fully exercised, any option which has not then expired by its terms shall be exercisable only within the six (6) months immediately succeeding the date of death or disability and then only (i) by the person or persons to whom the Optionee’s rights under the option shall pass by will or the laws of descent and distribution, and (ii) to the extent the Optionee was entitled to exercise the option at the date of death or disability. Permanent disability shall be as defined in Code section 105.

b. Termination for Reasons Other than Death or Permanent Disability. Upon removal of an Optionee from the Board for reasons other than death or permanent disability, all options hereunder will terminate within thirty (30) days of the date of the Optionee’s removal from the Board unless the Board in its discretion prescribes a later date.

9. Transferability.

a. Options Not Transferable. Each option granted under this Plan shall be nontransferable other than on the death of the Optionee by will or by operation of the laws of descent and distribution of the state in which the Optionee is domiciled on the date of death. Options shall be exercisable during the Optionee’s lifetime only by the Optionee.

b. Transfer Restrictions. Each share of Stock acquired by exercise of an option under this Plan shall be subject to such restriction on transfer as the Board shall determine is necessary to comply with the Securities Act of 1933, as amended. Stock certificates evidencing such shares shall bear an appropriate restrictive legend. No Stock may be sold, transferred, hypothecated or otherwise disposed of in violation of such restriction.

10. Payment.

a. General. Full payment for all Stock to be acquired pursuant to the exercise of an option shall be made at the time such option, or any part thereof, is exercised, except that the Board may permit deferred payment if at least the minimum interest rate required under Code section 483 is charged. Payment shall be made in cash or in one of the alternative forms specified below.

b. Payment with Options. In lieu of paying cash for the exercise price, the Optionee may pay such exercise price by transferring to the Company a sufficient number of outstanding options. The cash derived from the transfer of options for payment of such exercise price will be equal to the appreciated value of the options, measured by the excess of the current market value of the Stock over the exercise price of the option.

c. Payment in Stock. Shares of Stock also may be exchanged in payment for the exercise price due upon exercise of an option. For this purpose, the value of the Stock will be the fair market value as of the date of exercise. Any such transfer of Stock must be in whole shares; the Optionee may not transfer fractional shares of Stock.

11. Form of Option. The form of option granted pursuant to the Plan and the contents of the option agreement shall be subject to the provisions of the Plan.

12. Anti-dilution. If the number of outstanding shares of Stock shall be changed in number or class by reason of split-ups, combinations, mergers, consolidations recapitalizations or the declaration of a Stock dividend, the number and class of shares as to which options may thereafter be granted, and the number and class of shares then subject to outstanding options, shall be adjusted proportionately to the nearest whole share. In addition, the price per share payable upon exercise of each outstanding option also shall be adjusted proportionately to reflect any such adjustment in the number of shares then subject to outstanding options. Any adjustment made pursuant to this Article 12 shall be determined in the sole discretion of the Board, provided, however, that no adjustment shall be made in the number of shares subject to outstanding options for Stock dividends in any calendar year which, in the aggregate, do not exceed three percent (3%) of the total number of shares of such Stock outstanding on the record date used to determine the stockholders entitled to receive the latest such dividend in such calendar year.

13. Modification and Termination. The Board may, at any time, terminate, modify or suspend the Plan.

14. Interpretation of Plan. Full power and authority to construe, interpret and administer the Plan and all option contracts issued thereunder shall be vested in the Board. Decisions of the Board shall be final, conclusive and binding upon all parties, including the Company, the stockholders and Optionees.

15. Expenses of Administration. The expenses of administering this Plan shall be borne by the Company.

16. Removal from Board. The fact that an Outside Director has been granted an option under this Plan shall not affect or qualify the right of the Board or the shareholders of the Company to remove such individual from the Board consistent with the provisions of the Company’s Articles of Incorporation or By-Laws, or under applicable provisions of Minnesota law.

17. Change in Control. Upon the occurrence of a Change in Control of the Company, as that term is defined in the Key Executive Employment and Severance Agreement (“KEESA”), as approved by the Board effective August 23, 2000, all outstanding options granted to an individual who is then an Outside Director shall, to the extent not then exercisable, become fully and immediately exercisable without regard to the time at which such options would otherwise become first exercisable under Section 5b of the Plan. Regardless of the manner in which payment for such options is made, however, no reload options shall be granted upon the exercise of options which have become exercisable by application of this Section 17. In the case of a conflict between this Section 17 and any other Plan provision, this Section 17 shall control.